Exhibit 10.1

Consent of Independent Auditors

To the Board of Directors

KT Corporation:

We consent to incorporation by reference in the registration statement on Form F-3 (No. 333-100251) of KT Corporation (formerly Korea Telecom Corp.) of our report dated March 24, 2003 with respect to the consolidated balance sheets of KT Corporation and subsidiaries as of December 31, 2001 and 2002 and the related consolidated statements of earnings and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002, and which report, which is partially based on the reports of other auditors, appears in the December 31, 2002 annual report on Form 20-F of KT Corporation.

KPMG Samjong Accounting Corp.

Seoul, Korea

June 25, 2003